EXHIBIT 23


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 2-90488) pertaining to the Donaldson Company, Inc. Employees' Retirement Savings Plan and in the related Prospectus of our report dated November 27, 1996, with respect to the financial statements and schedules of the Donaldson Company, Inc. Employees' Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended July 31, 1996.


Minneapolis, Minnesota
January 30, 1997                                       Ernst & Young LLP